        Exhibit 10.20.1
FIRST AMENDMENT TO
THE COCA-COLA EXPORT CORPORATION MOBILE EMPLOYEES RETIREMENT PLAN

WHEREAS, The Coca-Cola Company sponsors The Coca-Cola Export Corporation Mobile Employees Retirement Plan, effective as of January 1, 2012 (the “Plan”); and
WHEREAS, pursuant to Section 6.1 of the Plan, The Coca-Cola Company Global Rewards Committee (the “Committee”) may amend the Plan at any time; and
WHEREAS, the Committee wishes to amend the Plan to provide an offset under the Plan for certain mandatory employer contributions required in foreign countries.
NOW, THEREFORE, Section 3.3 of the Plan is amended, effective January 1, 2026, by adding a paragraph at the end thereof to read as follows:
“Notwithstanding the preceding paragraph, for assignments that commence on or after January 1, 2026, the hypothetical contribution in Section 3.2 shall be reduced by the amount of any applicable non-U.S.A. government-mandated retirement or savings contribution that the Employer is required to pay for the country in which the Member is providing services and which the Member will be entitled and able to receive after the end of such services.”

IN WITNESS WHEREOF, the Committee has caused this First Amendment to be signed by its duly authorized member as of this 17th day of November 2025.

THE COCA-COLA COMPANY
GLOBAL REWARDS COMMITTEE

/s/Stacy Apter
Stacy Apter, Chair